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                                                                   EXHIBIT 10.97

                              FORBEARANCE AGREEMENT


         THIS FORBEARANCE AGREEMENT ("Agreement") entered this 8th day of September, 1999, by and between GMS GROUP, LLC, individually and as assignee of certain bondholder claims ("GMS") and SANTA FE GAMING CORPORATION, a Nevada corporation, ("SFGC").

                                R E C I T A L S:

         WHEREAS, on or about December 1, 1998, Pioneer Finance Corp. ("PFC") issued its 13 1/2% Bonds due December 1, 1998 (the 1988 Bonds) in the original cumulative principal amount of one Hundred Twenty Million ($120,000,000.00) Dollars and Pioneer Hotel Inc. ("PHI") executed and delivered a promissory note in the amount of One Hundred Twenty Million ($120,000,000) Dollars in favor of PFC on December 1, 1998 (the "PHI Note") and the PHI Note was subsequently assigned to Security Pacific National Bank ("Security Pacific"), in its capacity as trustee under that certain Trust Indenture dated as of December 1, 1998 between PFC, Sahara Casino Partners, L.P. and Security Pacific (the "1988 Bonds Trust Indenture"), and in addition, PHI executed and delivered a deed of trust and security agreement dated as of December 1, 1988 (the "Trust Deed") in favor of Security Pacific to secure the PHI Note, which Trust Deed encumbers that certain casino/hotel known as the Pioneer Hotel & gambling Hall located in Laughlin, Nevada; and

         WHEREAS, PFC and PHI (collectively, the "Debtors") are either directly or indirectly wholly-owned subsidiaries of SFGC and are debtors-in-possession under Chapter 11, Title 11, United States Code pursuant to certain cases before the United States Bankruptcy Court for the District of Nevada (the "Bankruptcy Court") as Bankruptcy Case Nos. BK-S-99-11404 LBR and BK-S-99-12854 LBR (the "Reorganization Cases"); and

         WHEREAS, SFGC guaranteed certain obligations arising under the 1988 Bonds, the PHI Note and the 1988 Bonds Trust Indenture (the "SFGC Guaranties"), including, among other things, the punctual payment of principal and interest on the 1988 Bonds; and

         WHEREAS, GMS holds Six Million Four Hundred Ninety-One Thousand ($6,491,000.00) Dollars face amount of the 1988 Bonds (the "GMS Bonds"); and

         WHEREAS, in anticipation of the 1988 Bonds' maturity date of December 1, 1988, and with the realization on the part of the Debtors and SFGC that the Debtors would not be able to satisfy the then outstanding principal of Sixty Million ($60,000,000.00) Dollars due under the 1988 Bonds and the PHI Note, PFC issued the Offering Circular and Consent Solicitation Statement Dated October 23, 1998 and Supplement Dated November 14, 1988 to Offering Circular and Consent Solicitation Statement (the "Offering/Solicitation"), pursuant to which PFC offered to exchange new 13 1/2% First Mortgage Notes due December 1, 2006

(the "Amended Bonds") for the 1988 Bonds, and in the event that less than all holders of the 1988 Bonds agreed to the proposed exchange, PFC sought the consents (the "Consents") to the Offering/Solicitation of the holders of not less than Forty-Two Million ($42,000,000.00) Dollars in face amount of the 1988 Bonds, and in the event that PFC obtained the Consents, PFC agreed to commence a Chapter 11 proceeding and seek to reorganize in accordance with the Offering/Solicitation through a plan of reorganization; and

         WHEREAS, GMS did not consent to the Offering/Solicitation; and

         WHEREAS, the Debtors filed their proposed joint plan of reorganization to facilitate the exchange of the 1988 Bonds with Amended Bonds which Debtors intend to be in accordance with the Offering/Solicitation and the Consents, and on August 30, 1999, the Debtors filed their Second Amended Plan of Reorganization (the "Plan"), which Plan (and any amendments and additions thereto) must be found by the Bankruptcy Court to be substantially in compliance with the Offering/Solicitation; and

         WHEREAS, the 1988 Bonds were fully due and payable on December 1, 1998; and

         WHEREAS, on December 1, 1998, PFC defaulted on its obligations to the bondholders, including GMS; and

         WHEREAS, SFGC defaulted on the SFGC Guaranties (the "SFGC Default");
and

         WHEREAS, GMS commenced an action against SFGC in the Supreme Court of the State of New York ("State Court Action") by way of a Summons and Notice of Motion for Summary Judgment in Lieu of Complaint ("Summary Judgment Motion") of May 5, 1999; and

         WHEREAS, the State Court Action was subsequently removed ("Removal Action") to the United States District Court, Southern District of New York ("Court") by SFGC on June 7, 1999; and

         WHEREAS, in the Removal Action SFGC filed a Motion to Dismiss for lack of Personal Jurisdiction, or Alternatively, to Transfer Pursuant to 28 U.S.C. ss. 1404 on June 7, 1999 ("Motion to Dismiss"); and

         WHEREAS, in the Removal Action GMS filed a Notice of Motion for Summary Judgment on June 18, 1999 regarding the Summary Judgment Motion; and

         WHEREAS, SFGC and GMS are desirous of reaching an agreement that will result in GMS (i) voting to approve the Plan; (ii) forbearing from taking certain actions against SFGC and allowing SFGC time to meet certain of its obligations under the SFGC Guaranties and the Amended SFGC Guaranty;
(iii) receiving the benefits of the Plan; (iv) exchanging the GMS Bonds and receiving Amended Bonds pursuant to the Plan; and (v) preserving its right to seek


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recourse on the SFGC Guaranties and the SFGC Amended Guaranty as a result of the SFGC Default; and

         WHEREAS, SFGC and GMS have agreed to resolve their disputes without further trial or adjudication of any issue of fact or law in the Removal Action;

         NOW THEREFORE, the parties hereby agree as follows:

         1. SFGC hereby consents to the jurisdiction of the Court with respect to the subject matter of the Removal Action and of the parties hereto.

         2. SFGC further consents that the Court is the proper venue for the Summary Judgment Motion and agrees to withdraw the Motion to Dismiss and its opposition to the Summary Judgment Motion, with prejudice.

         3. GMS and SFGC agree that this Agreement shall be construed under the laws of the State of New York. The parties further agree that the Court shall retain jurisdiction over the Summary Judgment Motion and with respect to the enforcement of this Agreement.

         4. SFGC agrees to pay GMS the amount of Two Hundred Seventy Thousand ($270,000.00) Dollars as reimbursement of legal fees and expenses ("GMS's Attorneys Fees"). Upon execution of this Agreement the sum of Two Hundred Seventy Thousand ($270,000.00) Dollars shall be wired to the trust account of LeBoeuf, Lamb, Greene & MacRae, LLP, New York City, New York, which sums shall be released to GMS immediately upon the occurrence of the following events: (i) the filing with the Court of a request to suspend the proceedings referenced in paragraph 6 below and (ii) the transmittal of the GMS ballot(s) representing the GMS Bonds votes in favor of the Plan, which ballots shall be delivered to Gordon & Silver, Ltd. within three (3) days of the execution of this Agreement. The GMS attorneys fees and expenses are inclusive of fees and expenses incurred through September 15, 1999. In the Event of Default (as defined below) the parties agree that GMS' counsel shall be entitled to seek additional attorneys' fees in connection with the enforcement of this Agreement and/or the enforcement of, or collection on, the SFGC Guaranties or the Amended SFGC Guaranty (as defined in paragraph 8 herein), which enforcement will be deemed to include, but not be limited to, GMS' participation in the Reorganization Cases .

         5. SFGC and GMS agree to forebear from proceeding with the Summary Judgment Motion until the earlier of the Confirmation Date (as defined in the Plan) of the Plan and November 30, 1999 and provided that the Confirmation Date occurs by December 1, 1999, and the Redemption Payment (referred to in paragraph 16 below) is timely made, to further forebear from proceeding with the Summary Judgment Motion until May 31, 2000, provided in each instance that no Event of Default (as defined below) occurs. Notwithstanding the provisions hereof,


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

             provided that the Bankruptcy Court has not denied confirmation of the Plan prior to November 30, 1999 and confirmation of the Plan is still pending, the forbearance date of November 30, 1999 shall be extended to December 31, 1999, provided Debtors have petitioned an order of the Bankruptcy Court allowing for payment of 50% of the December 1, 1999 interest payment on the 1988 Bonds and have either received approval from the Bankruptcy Court for or have pending a motion to approve payment of the Redemption Payment (as defined below). Subsequent to December 31, 1999, or in the event that Debtors have not satisfied the conditions precedent to the continuance of the November 30, 1999 date to December 31, 1999, the continued forbearance by GMS shall be in the discretion of GMS. In the event that the Plan is not confirmed by December 31, 1999, and exclusivity is terminated, GMS is free to also vote in favor of another plan of reorganization proposed in the Reorganization Cases.

         6. SFGC and GMS agree to cause the Court to immediately place the Summary Judgment Motion on the suspended calendar of the Court until May 31, 2000. Counsel for GMS and SFGC shall contact the Court in this regard within 24 hours of the execution of this Agreement.

         7. GMS agrees not to impede or impair confirmation of the Plan, provided that no Event of Default, (as defined below) occurs. GMS reserves the right to object to confirmation of the Plan if an Event of Default occurs.

         8. GMS agrees to timely vote its Six Million Four Hundred Ninety-One ($6,491,000.00) Dollars in GMS Bonds in favor of the Plan and not to impede or impair confirmation of the Plan, provided that no Event of Default, as defined below, occurs.

         9. GMS and SFGC agree that in accordance with the Plan, the GMS Bonds will be exchanged for Amended Bonds upon confirmation and consummation of the Plan.

         10. In accordance with the Plan, SFGC will guarantee PFC's obligations to GMS as the holder of Amended Bonds (Amended SFGC Guaranty" as further defined in the Plan).

         11. Notwithstanding the outcome of the Reorganization Cases, SFGC agrees that GMS, as a 1988 Bondholder, is granted all of the rights, interests and benefits pledged to holders of the 1988 Bonds, including but not limited to the rights, interests and benefits granted by the following documents:

                  a. Security Agreement, dated as of November 30, 1998, between SFGC and IBJ Schroder Bank & Trust Company;

                  b. Pledge Agreement, dated as of November 30, 1998, between SFGC and IBJ Schroder Bank & Trust Company;


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                  c.       Security Agreement, dated as of November 30, 1998,
                           between Hacienda Hotel, Inc. and IBJ Schroder Bank & Trust Company;

                  d. Security Agreement, dated as of November 30, 1998, between Sahara Nevada Corp. and IBJ Schroder Bank & Trust Company;

                  e. Security Agreement, dated as of November 30, 1998, between Santa Fe Coffee Company and IBJ Schroder Bank & Trust Company;

                  f. Custody Agent Appointment and Acceptance Agreement, dated as of November 30, 1998, among IBJ Schroder Bank & Trust Company, SFGC and Nevada State Bank;

                  g. UCC-1 Financing Statements, filed in connection interests granted by each of SFGC, Hacienda Hotel, Inc., Sahara Nevada Corp. and Santa Fe Coffee Company.

         The collateral pledged pursuant to paragraphs 6a-g is collectively referred to as the "Collateral".

         12. SFGC reaffirms to GMS the validity and enforceability of the SFGC Guaranties and the Amended SFGC Guaranty, as contained in the Indenture, on the GMS Bonds and on the Amended Bonds, and SFGC agrees that the exchange of the GMS Bonds for the Amended Bonds (the "Exchange") does not affect the SFGC Default.

         13. SFGC represents and warrants that the confirmation and consummation of the Plan, or any amendment to the Plan submitted by the Debtors and approved by the Bankruptcy Court, will not affect the validity and enforceability of: (i) the SFGC Guaranties as they relate to the GMS Bonds; (ii) the SFGC Amended Guaranty as it relates to the GMS Bonds or GMS's Amended Bonds; or (iii) GMS's rights as a 1988 Bondholder to the Collateral, or any other collateral pledged by SFGC to secure the SFGC Guaranties or the Amended SFGC Guaranty, except as otherwise specifically provided for in this Agreement.

         14. GMS represents and warrants that it holds Six Million Four Hundred Ninety-One ($6,491,000.00) Dollars in 1988 Bonds and has the authority and right to vote these 1988 Bonds in favor of the Plan.

         15. SFGC agrees that GMS shall be accorded the same treatment as other Bondholders under the Plan except as provided for by this Agreement. Further, in accordance with SFGC's Amended Guaranty, as provided for in the Plan, SFGC guarantees PFC's obligations to GMS as the holder of Amended Bonds on the terms set forth in the Amended Indenture.

         16. SFGC agrees that upon the Effective Date of the Plan, GMS shall be entitled to a payment in the amount of 10.83% of the principal amount of GMS's 1988 Bonds


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

         it holds plus interest thereon at the rate of 13 1/2% per annum from December 1, 1998 until redeemed (the "Redemption Payment"), and if the Debtors do not make the Redemption Payment, SFGC shall make such payment. In the event the Bankruptcy Court so orders, GMS agrees to accept its pro rata portion of the interest which has accrued on the sums deposited by Debtors in a designated account to fund the Redemption Payment and additional Amended Bonds or 1988 Bonds, as the case may be, as payment in kind for the balance due of the interest accrual.

         17. SFGC consents to the immediate termination of the obligation of GMS to forebear from proceeding with the Summary Judgment Motion upon the occurrence of any of the following events ("Events of Default"):

                  a. SFGC's failure to pay GMS's Attorneys Fees as provided in Paragraph 4 above;

                  b. SFGC's failure to make the Redemption Payment to GMS if PFC does not timely make such payment as provided for in the Plan;

                  c. SFGC's further encumbrance of the Collateral or any other collateral pledged to secure the SFGC Guarantee and Amended SFGC Guarantee, except as provided for in the Plan and the documents entered into to effectuate the Plan as approved by the Bankruptcy Court;

                  d. An Event of Default occurring under any other obligation of which SFGC is a guarantor, except for existing obligations in default and future non-monetary defaults which may arise during the term of this Agreement regarding the 11% First Mortgage Notes issued by Santa Fe Hotel, Inc., a Nevada corporation ("SFHI"); or

                  e. Failure of the Plan to be confirmed on or before November 30, 1999, as that date may be extended pursuant to paragraph 5 above.

         18. SFGC agrees to provide GMS with notice of a default of any of the items listed in paragraph 17 above.

         19. SFGC represents and warrants that the security interest granted by SFGC to the Indenture Trustee on or about December 1, 1998 as required under the Offering/Solicitation is valid and enforceable as provided for in the 1988 Bonds Trust Indenture. SFGC further represents and warrants that the value of the collateral for the 1988 Bonds and SFGC Guaranty (and for the Amended Bonds and Amended SFGC Guaranty when issued) is in excess of the amount due on the 1988 Bonds (and Amended Bonds and Amended SFGC Guaranty when issued), and as such, the 1988 Bonds (and Amended Bonds and Amended SFGC Guaranty when issued) are fully secured. SFGC further represents and warrants to GMS that a lien granted by SFGC in favor of GMS with respect to the common stock of


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

         Sahara Las Vegas Corporation, a Nevada corporation ("SLVC"), or its parent, Sahara Resorts, a Nevada corporation, or SFHI, or a lien granted by SLVC or SFHI in favor of GMS with respect to any of their respective assets would violate the Offering/Solicitation and certain obligations arising under existing indebtedness of SLVC and SFHI. However, SFGC represents and warrants that if GMS were to obtain a judgment against SFGC, that GMS, as a Bondholder would be entitled to levy a judgment against the Collateral to the extent that any other judgment creditor could levy execution against the Collateral.

         20. If an Event of Default occurs SFGC agrees to and hereby does, (i) waive any defenses it may have to the Summary Judgment Motion, (ii) withdraw its opposition to the Summary Judgment Motion, with prejudice, and (iii) represent that it does not oppose the Summary Judgment Motion.

         21. SFGC waives and releases any cause of action against James W. Baker, Dr. Robert M. Baker and/or GMS in connection with the involuntary bankruptcy petition filed by them against SFGC.

         22. The parties hereto represent and warrant to each other that each has the requisite authority to enter into this Agreement and be bound by the terms hereof. Annexed hereto as Exhibit B and made a part hereof are certificates of the respective Secretaries of the Boards of GMS and SFGC as to the resolutions duly adopted by the Boards or duly authorized committee thereof evidencing their consent to this Agreement.

         23. The parties hereto represent and warrant to each other that each has had an opportunity to retain counsel or has been represented by counsel in connection with the review, approval and execution of this Agreement and that they have read and understand this Agreement.

         24. This Agreement may be executed in one or more counterparts and each such counterpart shall be deemed to be an original. All counterparts so executed shall constitute one instrument and shall be binding on all the parties to this Agreement notwithstanding that all the parties are not signatory to the same counterpart.

         25. Time is of the essence in the performance of the parties respective obligations set forth in this Agreement.

         26. No modification, amendment, supplement to or waiver of this Agreement or of any of its provisions shall be binding upon the parties hereto unless made in writing and duly signed by the parties.

         27. Failure of any party to exercise any right provided for herein shall not be deemed to be a waiver of any right hereunder.

         28. It is further understood and agreed by the parties that the contents and existence of this Agreement shall be considered confidential and shall not be disclosed by


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

         GMS, its agents, representatives, attorneys or employees to any third party entity except with the prior written approval of SFGC or upon the order of a court of competent jurisdiction. Remedies for violation of this provision shall be as provided for by applicable law.

         29. Notices given by a party under this Agreement shall be in writing and shall be deemed duly given (i) when delivered by hand, (ii) when five (5) days have elapsed after its transmittal by registered or certified mail, postage prepaid, return receipt requested, (iii) when two (2) days have elapsed after its transmittal by nationally recognized air courier service, or (iv) when delivered by telephonic facsimile transmission (with a copy thereof so delivered by hand, mail or air courier if the recipient does not acknowledge receipt of the transmission). Notices shall be sent to the addresses set forth below, or another as to which that party has given written notice, in each case with a copy provided in the same manner, same time to the persons shown below:

         IF TO SFGC:                Santa Fe Gaming Corp.
                                    4949 North Rancho Drive
                                    Las Vegas, Nevada  89130
                                    Attn:  Paul Lowden
                                    Tel:  702  658-4338
                                    Fax:  702  658-4331

         With a copy to:            Gibson Dunn & Crutcher
                                    333 South Grand Avenue
                                    Los Angeles, California  90071-3197
                                    Attn:  Karen Bertero, Esq.
                                    Tel:  213  229-7360
                                    Fax:  213  229-6360

         If to GMS:                 GMS Group, LLC
                                    One Ravina Drive, #1120
                                    Atlanta, Georgia  30346
                                    Attn:  James W. Baker, Jr.
                                    Tel:  800  462-4356
                                    Fax:  770  390-7461

         With a copy to:            LeBoeuf, Lamb, Greene & MacRae, LLP
                                    125 West 55th Street
                                    New York, New York  10019
                                    Attn:  Timothy W. Walsh, Esq.
                                    Tel:  212  424-8564
                                    Fax:  212  424-8500

         30. This Agreement and the obligation to forbear hereunder shall be binding upon the successors and assigns of the GMS Bonds or GMS's Amended Bonds. GMS


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         agrees to notify each and every successor or assignee of the GMS
         Bonds or GMS's Amended Bonds of this Agreement and the obligation and rights arising hereunder. No assignee or successor to the GMS Bonds or GMS's Amended Bonds will have the right to substitute in the Removal Action in the place and stead of GMS.

         Intending to be legally bound, the undersigned have executed this Agreement.

         Dated:  September 8, 1999.

                                            THE GMS GROUP, LLC.

                                            By: James W. Baker
                                            Its: Senior Vice President

                                            SANTA FE GAMING CORPORATION

                                            By: Paul W. Lowden
                                            Its: President


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